Exhibit 21.2

MIDWEST GENERAITON, LLC
LIST OF SUBSIDIARIES

As of December 31, 2013

Midwest Finance Corp. (Delaware corporation) 100%
Midwest Generation Procurement Services, LLC (Delaware LLC) 100%

1